[LETTERHEAD OF GOODWIN, PROCTER & HOAR]





                                   November 30, 1994



Property Capital Trust
One Post Office Square
Boston, Massachusetts 02109

          Re:  The Property Capital Trust Amended and
               Restated Deferred Stock Plan for Non-Employee
               Trustees and the Property Capital Trust 1994
               Stock Option Plan for Non-Employee Trustees
               Registration Statement on Form S-8

Ladies and Gentlemen:

          In connection with the Registration Statement on

Form S-8 (the "Registration Statement") of Property Capital

Trust (the "Trust"), being filed with the Securities and

Exchange Commission pursuant to the Securities Act of 1933,

as amended, with respect to an aggregate of 350,000 Common Shares no par value (the "Shares") of the Trust that are authorized for issuance pursuant to the Property Capital Trust Amended and

Restated Deferred Stock Plan for Non-Employee Trustees (the "Trustee

Deferred Stock Plan") and the Property Capital Trust 1994 Stock Option

Plan for Non-Employee Trustees (the "Trustee Stock Option Plan" and

together with the Deferred Stock Plan the "Plans"), we have been requested as special Massachusetts counsel to the Trust to

furnish our opinion as to the legality of the Shares to be

registered under the Registration Statement.

          Of the 350,000 Shares being registered, 250,000 Shares are authorized for issuance pursuant to the Trustee Deferred Stock Plan and

100,000 Shares are authorized for issuance pursuant to the Trustee

Stock Option Plan.

          We have examined originals or copies,

authenticated to our satisfaction, of the Trust's

Declaration of Trust as amended and on file with the

Secretary of State of the Commonwealth of Massachusetts, the

By-Laws of the Trust, the Plans and records of certain

of the Trust's proceedings.  We have also made such

other investigations of fact and law, and have examined and

relied upon the originals or copies, certified or otherwise

identified to our satisfaction, of such documents, records,

certificates or other instruments, and upon such factual

information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed

below.

          Based upon the foregoing, we are of the opinion

that, under the laws of the Commonwealth of Massachusetts,

in which state the Trust is organized and has its principal

place of business, the Shares have been duly authorized and,

when issued and paid for upon the exercise of options

granted under the Plans in accordance with their respective

terms, will be validly issued, fully paid and

nonassessable by the Trust.

          We hereby consent to the filing of this opinion as

an exhibit to the Registration Statement and to the

reference therein to our firm as providing the opinion as to the legality of the Shares.

          We also hereby consent to a copy of this opinion

being delivered to the American Stock Exchange, Inc. in

connection with the Trust's application for listing of the Shares on said Exchange and to the reliance by said Exchange upon this opinion as fully as if addressed directly to it.

                              Very truly yours,



                              GOODWIN, PROCTER & HOAR